REPORT OF  INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Trustees
     of the Marquis Funds:

We have audited the accompanying statements of net assets of the Institutional Money Market, Treasury Securities Money Market,
Government Securities, Louisiana Tax-Free Income, Growth and
Income and Value Equity Funds of the Marquis Funds as of September
30, 1995, and the related statements of operations, changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Institutional Money Market, Treasury Securities Money Market,
Government Securities, Louisiana Tax-Free Income, Growth and Income and Value Equity Funds of the Marquis Funds as of September 30, 1995, the results of their operations, changes in their net assets, and financial highlights for the periods presented, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Philadelphia, Pa.
November 6, 1995